                                                                   Exhibit 99.2

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. In considering what action you should take, you are recommended immediately to seek your own financial advice from your stockbroker, attorney, accountant or other independent financial adviser.

If you have sold or otherwise transferred all your American Depositary Shares ("P&O Princess ADSs") of P&O Princess Cruises plc ("P&O Princess"), please pass this document and all accompanying documents as soon as possible to the purchaser or transferee, or to the bank, stockbroker or other agent through whom the sale or transfer was effected for transmission to the purchaser or transferee. HOWEVER, SUCH DOCUMENTS SHOULD NOT BE DISTRIBUTED, FORWARDED OR TRANSMITTED IN OR INTO AUSTRALIA, CANADA OR JAPAN.

                         NOTICE OF GUARANTEED DELIVERY

              to accept the offer for American Depositary Shares
                   evidenced by American Depositary Receipts

                                      of

                           P&O PRINCESS CRUISES PLC

        pursuant to the Partial Share Offer document dated   .  , 2003

                                      by

                             CARNIVAL CORPORATION

THE PARTIAL SHARE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT
5:00 P.M., LONDON TIME, 12:00 NOON, NEW YORK CITY TIME, ON   .  , 2003, UNLESS
THE PARTIAL SHARE OFFER IS EXTENDED.

As set out in "Procedures for tendering P&O Princess ADSs" in Part D of
Appendix I to the Partial Share Offer document dated   .  , 2003 (as amended or
supplemented, the "Offer Document"), this form or one substantially equivalent hereto must be used for acceptance of the Partial Share Offer in respect of P&O Princess ADSs if American Depositary Receipts evidencing P&O Princess ADSs ("P&O Princess ADRs") are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach the U.S. Exchange Agent while the Partial Share Offer remains open for acceptance. Such form may be delivered by hand, transmitted by facsimile or mailed to the U.S. Exchange Agent and must include a signature guarantee by an Eligible Institution (as defined in the Offer Document) in the form set out herein. See "Procedures for tendering P&O Princess ADSs--Guaranteed delivery procedures" in paragraph (h) of Part D of Appendix I to the Offer Document.

                                    To:

                     Computershare Trust Company of New York

        By Mail:         By Facsimile Transmission: By Hand Or Overnight Courier:

88 Pine Street                 (212) 701-7636                 [Address]
19/th/ floor
New York, New York 10005


                           For Confirmation Only
                                 Telephone:

                                [Telephone]

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSIONS OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO CARNIVAL CORPORATION WILL NOT BE FORWARDED TO THE U.S. EXCHANGE AGENT AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERY TO THE U.S. EXCHANGE AGENT.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (i.e. a financial institution that is a participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Program or the Stock Exchange Medallion Program), under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Acceptance of the Partial Share Offer in respect of P&O Princess ordinary shares (except insofar as they are represented by P&O Princess ADSs) may not be made with this Notice of Guaranteed Delivery and pursuant to the guaranteed delivery procedures.

Capitalized terms and certain other terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Offer Document.

Ladies and Gentlemen:

The undersigned hereby tenders to Carnival Corporation, a Panamanian corporation ("Carnival"), upon the terms and subject to the conditions set forth in the Offer Document, and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of P&O Princess ADSs evidenced by P&O Princess ADRs pursuant to the guaranteed delivery procedures set out in "Procedures for tendering P&O Princess ADSs--Guaranteed delivery procedures" in paragraph (h) of Part D of Appendix I to the Offer Document.

----------------------------------------------------  ----------------------------------------------
 Number of P&O Princess ADSs:_____________________     Name(s) of Record Holders:__________________

 P&O Princess ADR Nos. (if available):____________     ____________________________________________

 _________________________________________________     ____________________________________________
                                                                      Please Print
 _________________________________________________
                                                       Address(es):________________________________
 [_] Check box if P&O Princess ADSs will be
 tendered by book-entry transfer.                      ____________________________________________
                                                                     Zip Code
 Name of Tendering Institution:___________________
                                                       Company Area Code
 _________________________________________________     and Tel. No.:_______________________________

 Account Number:__________________________________     Area Code and Tel. No.:_____________________

 Dated: ____________________, ____________________     Signature(s):_______________________________

                                                       ____________________________________________
----------------------------------------------------  ----------------------------------------------

 ANY AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

 This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear(s) on P&O Princess ADRs or on a security position listing as the owner of P&O Princess ADSs, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                     Please print name(s) and address(es)

 Name(s):_______________________________________________________________________

 _______________________________________________________________________________

 Capacity:______________________________________________________________________

 _______________________________________________________________________________

 Address(es):___________________________________________________________________

 _______________________________________________________________________________

                                   GUARANTEE
                   (Not to Be Used for Signature Guarantee)

 The undersigned, a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program, hereby guarantees that the undersigned will deliver to the U.S. Exchange Agent either the P&O Princess ADRs evidencing the P&O Princess ADSs tendered hereby, in proper form for transfer, or a book-entry confirmation of the transfer of such P&O Princess ADSs into the U.S. Exchange Agent's account at the Book-Entry Transfer Facility, in any such case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message and any other required documents, all within three New York Stock Exchange business days after the date hereof.

 The Eligible Institution that completes this form must communicate the guarantee to the U.S. Exchange Agent and must deliver the Letter of Transmittal and P&O Princess ADSs evidenced by P&O Princess ADRs to the U.S. Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm: _____________________________________ __________________________
                                                       Authorized Signature

 Address: __________________________________________ __________________________
                                                               Title

 ___________________________________________________ Name: ____________________
                                            Zip Code       Please Print


 Area Code and Tel. No.: ___________________________ Date: ____________ ,

 NOTE: DO NOT SEND P&O PRINCESS ADSs WITH THIS FORM. P&O PRINCESS ADSs SHOULD
       BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                      4